FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (WITH OPTION)


     THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (With Option) (the "First Amendment") is made and entered into as of August 24, 1998 by and between The April Cook Companies, a Nevada corporation ("Purchaser") and RZ Corporation, a Nevada corporation, ("Seller"), based upon the following:

                               RECITALS

     A. The parties hereto entered into a Purchase and Sale Agree-ment (with Option) dated as of August 12, 1998 (the "Agreement").

     B. Section 10.1 of the Agreement provided for a Closing to occur on August 25, 1998.

     C. The parties hereto are desirous of extending the Closing date and further amending the Agreement in several particulars as hereinafter set forth in this First Amendment.

     D. Capitalized terms used in this First Amendment shall be defined as set forth in the Agreement.

     NOW, THEREFORE, based upon the foregoing and in consideration of the mutual covenants herein set forth, it is agreed as follows:

     1. Section 1.25 of the Agreement is amended by the addition of the following language:

          The Purchase Price shall be increased by an amount equal to the product of Twenty One Thousand, Eight Hundred and Sixty Three Dollars ($21,863.00) times the number of calendar days elapsed from but excluding August 25, 1998 to and including the Closing.

     2. Section 2 of the Agreement is amended by the addition of the following subsection:

          2.3.5 Seller's Covenant. Seller agrees that after the Closing it shall not raise any defenses to the Condemnation Proceeding except those relating to the amount of just compensation.

                            EXHIBIT 10.5

     3.   Section 5.17 of the Agreement is amended to read:

          That Seller  has attached  hereto  as  Exhibit "E" true  and correct copies of the Leases and all amendments and modifications thereto and there are no agreements with respect to the term of such Leases except as set forth on Exhibit "E"; that there are no leases (not including sub-leases) affecting the Property currently in effect not contained in Exhibit "E,"; that the Leases are in full force and effect and that no party thereto is in default; and that the Leases contain no options to purchase any part of the Property.

     4.   The following sentence shall be added to 9.1.3:

          The Title Company shall also be irrevocably committed to issue as endorsements to the Title Policy, in addition to such other endorsements to the Title Policy as Purchaser may reasonably request at its sole expense, a CLTA 116.4 contiguity endorsement insuring that the Condemned Parcel is contiguous to the Property; a 103.7 endorsement that the eastern boundary of the Property abuts its entire length upon the public right-of-way for Las Vegas Boulevard South; a special endorsement that the transfer of the Property will not be a violation of the subdivision laws of the State of Nevada as set forth in NRS Chapter 278. Additionally, the Title Company shall be irrevocably committed to issue to Purchaser an Option Policy of title insurance insuring
          Purchaser in the amount of the Option Consideration that Seller is vested with fee title to the Condemned Parcel sub-ject only to the Permitted Exceptions, and the Condemnation Proceeding, and that the Memorandum of Option has been recorded The Option Policy premium shall be paid and borne by Purchaser.

     5.   Section 9.1.4 of the Agreement is deleted  in its  entirety.

     6. Section 9.1 of the Agreement is amended by the addition of the following Express Conditions to Closing:

          9.1.7 Robert Zeff, as an individual, shall execute and deliver to Purchaser the Indemnity Agreement in the form attached hereto as Exhibit "G".

          9.1.8 The Board of County Commissioners of Clark County, Nevada, shall have approved an agreement between Clark County, Nevada and Purchaser, or any affiliate of Purchaser, by the terms of which the County agrees that it shall not abandon the Condemnation Proceeding pursuant to NRS Section
          37.180 unless the award is greater than $8.32 million.

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
          9.1.9. The County of Clark shall have amended the Complaint, other pleadings and Notice of Lis Pendens in the Condemnation Proceeding to correct the discrepancy in the metes and bounds legal description used by the County in the Condemnation Proceeding in order to conform the same to the drawing of the Clark County Public Works Engineering Division attached as an Exhibit to the Complaint In Eminent Domain filed in the Condemnation Proceeding, consisting of approximately .77 acres, and including the approximately south 30 feet of the approximately westerly 133.16 feet of the Property.

     7. Section 10.1 of the Agreement is amended to provide in its entirety as follows:

          "Subject  to  satisfaction  of  the  conditions set forth in
          Article 9, closing of the purchase of the Property (the "Closing") shall occur on Thursday, September 3, 1998, or such other date as may be mutually agreed upon in writing."

     8.   The following Section 10.4 is added to the Agreement:

          In the event Closing should fail to occur by reason of a failure of a condition set forth in Section 9.1, not caused by a default of Purchaser, the Deposit shall be refunded to Purchaser by Escrow Agent.

     9. Except as modified by the foregoing provisions of the First Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

     10. This Agreement may be signed in multiple counterparts, which taken together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed as of the day and year first mentioned above.


"Seller"                          "Purchaser"
RZ Corporation                    The April Cook Companies

     A. ROBERT ZEFF                    PETER C. BERNHARD
By:  ________________________     By:  _______________________________
     Robert Zeff                       Name:  Peter C. Bernhard
                                       Title: Its President


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